Lucas Energy, Inc. 10-K

Exhibit 23.3

CONSENT OF RALPH E DAVIS ASSOCIATES, LLC

As independent oil and gas consultants, Ralph E. Davis Associates, LLC., hereby consents to the incorporation by reference in the Registration Statement (File No. 333-211066) on Form S-1, Registration Statements on Form S-8 (File Nos. 333-166257, 333-179220, 333-195959 and 333-210732) and Form S-3 (File Nos. 333-164099, 333-173825, 333-179980 and 333-188663) of Lucas Energy, Inc. of all references to our firm and information from our summary reserve report letter dated June 1, 2016, entitled “Estimated Reserves And Future Net Revenue As Of March 31, 2016 (SEC Case)”, included in or made a part of the Lucas Energy, Inc. Annual Report on Form 10-K for the year ended March 31, 2016 (including the notes to the financial statements included therein), to be filed with the Securities and Exchange Commission on or about July 13, 2016, and our report attached as Exhibit 99.1 to such Annual Report on Form 10-K.

Ralph E Davis Associates, LLC

July 12, 2016

711 Louisiana Street, Suite 3100 Houston, Texas 77002

Office: 713.622.8955 Fax: 713.490.0355 www.ralphedavis.com

Worldwide Energy Consultants Since 1924